UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2010

COLONIAL PROPERTIES TRUST
 (Exact name of registrant as specified in its charter)

Alabama	1-12358	59-7007599
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

COLONIAL REALTY LIMITED PARTNERSHIP
 (Exact name of registrant as specified in its charter)

Delaware	0-20707	63-1098468
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Sixth Avenue North, Suite 750, Birmingham, Alabama 35203

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (205) 250-8700

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

During the period since January 1, 2010, Colonial Properties Trust (the “Company”) issued the following common shares of beneficial interest, par value $0.01 per share (“Common Shares”), in exchange for common units of Colonial Realty Limited Partnership (“CRLP”):

Units Exchanged/
Date	Shares Issued
January 25, 2010	8,946
March 17, 2010	2,159
April 23, 2010	10,363
April 29, 2010	695,175

In each case, the common units of CRLP were tendered for redemption by certain limited partners of CRLP in accordance with the terms of the agreement of limited partnership of CRLP (the “Partnership Agreement”). Under the Partnership Agreement, each common unit of CRLP held by limited partners of CRLP may be redeemed for either one Common Share or, at the option of the Company, cash equal to the fair market value of a Common Share at the time of redemption. All of the 716,643 Common Shares were issued to limited partners of CRLP in private placement transactions exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, based on an exchange ratio of one Common Share for each common unit of CRLP.

* * *

This Current Report on Form 8-K is being filed or furnished (as the case may be) on behalf of Colonial Properties Trust(“CLP”) and Colonial Realty Limited Partnership (“CRLP”) to the extent applicable to either or both registrants. Certain of the events disclosed in the items covered by this Current Report on Form 8-K may apply to CLP only, CRLP only or both CLP and CRLP, as applicable.

SIGNATURE

COLONIAL PROPERTIES TRUST

Date: May 5, 2010

By: /s/ John P. Rigrish
Name: John P. Rigrish
Title: Chief Administrative Officer

COLONIAL REALTY LIMITED PARTNERSHIP

By: Colonial Properties Trust, its general partner

Date: May 5, 2010

By: /s/ John P. Rigrish
Name: John P. Rigrish
Title: Chief Administrative Officer